Exhibit 99.1

Information Relating to Part II, Item 14 — Other Expenses of Issuance and Distribution

The expenses in connection with the issuance and distribution by Hovnanian Enterprises, Inc. (“Hovnanian”) of up to 28,750,000 shares (the “Shares”), including up to 3,750,000 shares to be issued to cover over-allotments, if any, of Class A Common Stock, par value $.01 per share, registered pursuant to Hovnanian’s Registration Statement on Form S-3 (File No. 333-173365) filed on April 7, 2011, other than underwriting discounts and commissions, are set forth in the following table. All amounts are estimated except the Securities and Exchange Commission registration fee.

Total
Securities and Exchange Commission Registration Fee(1)	$14,260
Transfer Agent’s Fees and Expenses	6,000
Legal fees and expenses	240,000
Accounting fees and expenses	60,000
Printing and duplicating expenses	50,000
Miscellaneous expenses	4,740

Total	$375,000

(1)	Registration fee paid in connection with the registration of an indeterminate amount of securities with an aggregate initial offering price not to exceed $200,000,000 or the equivalent thereof in one or more foreign currencies pursuant to the Registration Statement.